                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                 Schering Logo

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1998

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 28, 1998, at 2:00 p.m. to:

        (1) Elect five directors for terms of three years;

        (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1998; and

        (3) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 6, 1998 will be entitled to vote at the meeting, or any adjournments or postponements thereof.

     If you are a shareholder of record and plan to attend the meeting, please detach and retain the admission ticket which is attached to your proxy card and return the proxy card with the "Annual Meeting" box marked. If you are a shareholder whose shares are not registered in your own name and you plan to attend, you may obtain an admission ticket in advance by sending a written request, with evidence of stock ownership, to the Office of the Secretary, Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940. Evidence of your stock ownership can be obtained from your bank, broker, etc. Admission to the meeting will be on a first-come, first-served basis. Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the door.

                                                    WILLIAM J. SILBEY
                                                         Secretary
Madison, New Jersey
March 27, 1998

                                   IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1000

                                                                  March 27, 1998

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") for use at its Annual Meeting of Shareholders on April 28, 1998 and any adjournments or postponements thereof. Shares represented at the meeting by the enclosed proxy will be voted in accordance with any directions noted thereon. A shareholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation. Submission of a later dated proxy will revoke any earlier dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation to the Secretary before the proxy is voted or votes the shares subject to the proxy by written ballot. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors and the designation of auditors.

     As of January 31, 1998, the Corporation had outstanding and entitled to vote at the Annual Meeting 732,902,378 Common Shares, par value $1 per share ("Common Shares"). Each such share is entitled to one vote, and only holders of record of Common Shares as of the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting.

     The Annual Report of the Corporation for 1997, including financial statements for the year ended December 31, 1997, was mailed commencing on or about March 6, 1998 to all shareholders of record as of the close of business on March 6, 1998. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 27, 1998.

                             ELECTION OF DIRECTORS

     PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. At each Annual Meeting, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Five directors are to be elected at this Annual Meeting, to hold office for a term of three years expiring at the 2001 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

     Certain information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except Donald L. Miller, who was elected by the Board effective July 1, 1997.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2001

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------

                          Vice chairman and chief administrative officer of the
                            Corporation. Mr. D'Andrade, 59, joined the Corporation as
                            senior vice president (administration) in February 1981,
                            was executive vice president (administration) from January
                            1984 to December 1995, and assumed his present position in
                            January 1996. Mr. D'Andrade is a director of AutoImmune
 Hugh A. D'Andrade          Inc. and the Biotechnology Industry Organization. He also
                            serves as a trustee of Drew University and as a member of
 HUGH A. D'ANDRADE          the Board of Visitors of Columbia University School of
        1984                Law.
                          President and chief executive officer of the Corporation.
                            Mr. Kogan, 56, joined the Corporation as executive vice
                            president (pharmaceutical operations) in April 1982, and
                            was president and chief operating officer from January
                            1986 to December 1995, assuming his present position in
                            January 1996. Mr. Kogan is a director of Colgate-
                            Palmolive Company and The Bank of New York Company, Inc.,
                            and a director and former chairman of Pharmaceutical
                            Research and Manufacturers of America. He also serves on
 Richard Jay Kogan          the boards of St. Barnabas Corporation and Medical Center
                            and on the Board of Overseers of the Stern School of
 RICHARD JAY KOGAN          Business at New York University and is a member of the
        1982                Council on Foreign Relations.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
  Donald L. Miller        Chief executive officer and publisher of Our World News
                            (newspapers). Mr. Miller, 66, founded Our World News in
  DONALD L. MILLER          1995 and has served as chief executive officer and
        1997                publisher since its inception. He served as vice president of employee relations of Dow Jones & Company from 1986 to
                            1995. He is a director of The Bank of New York Company,
                            Inc. and the Jackie Robinson Foundation. He also serves on the boards of trustees of Pace University and the
                            Meadowlands Hospital, and is chairman emeritus of
                            Associated Black Charities of New York. Mr. Miller served
                            as a Deputy Assistant Secretary of Defense from 1971 to
                            1973.
   Richard de J.          Chairman and chief executive officer of ASARCO Incorporated
      Osborne               (non-ferrous metals producer). Mr. Osborne, 63, has served
                            ASARCO in various executive capacities since 1975. He was
   RICHARD DE J.            elected president of ASARCO in 1982, and assumed the
      OSBORNE               additional position of chairman and chief executive
        1988                officer in 1985. Mr. Osborne is non-executive chairman of
                            the board and a director of Southern Peru Copper
                            Corporation, and a director of The BFGoodrich Company and
                            The Tinker Foundation. He is a former chairman and a
                            director of the Copper Development Association, the
                            International Copper Association, and the National Mining
                            Association. He is a director of the Americas Society, the
                            Council of the Americas, and the American Australian
                            Association. Mr. Osborne is a member of the Council on
                            Foreign Relations and The Economic Club of New York.
William A. Schreyer       Chairman emeritus of Merrill Lynch & Co., Inc. (securities and investment banking). Mr. Schreyer, 70, served as
WILLIAM A. SCHREYER         chairman of the board of Merrill Lynch from April 1985
        1986                through June 1993 and chief executive officer from July
                            1984 through April 1992. Mr. Schreyer is currently a
                            director of Callaway Golf Company, Deere & Company, and
                            Iridium World Communications Ltd. His other professional,
                            civic and international affiliations include the Center
                            for Strategic and International Studies, the George Bush
                            Presidential Library Foundation, and the Pennsylvania
                            State University board of trustees.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1999

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
  Hans W. Becherer        Chairman, chief executive officer and chief operating
                            officer of Deere & Company (manufacturer of mobile power
  HANS W. BECHERER          machinery and supplier of financial and health care
        1989                services). Mr. Becherer, 62, has been associated with
                            Deere & Company since 1962. He was elected president and
                            chief operating officer of Deere & Company in 1987,
                            president and chief executive officer in 1989, and
                            chairman and chief executive officer in May 1990, and
                            assumed the duties of chief operating officer in 1996. Mr.
                            Becherer is a member of the board of directors of
                            AlliedSignal Inc., and a member of the Chase Manhattan
                            Bank International Advisory Committee. He serves on the
                            board of trustees of the Committee for Economic
                            Development, and is a member of the Business Council, the
                            Business Roundtable, the Conference Board, and the Council
                            on Foreign Relations.

Regina E. Herzlinger      Nancy R. McPherson Professor of Business Administration,
                            Harvard Business School since 1971. Professor Herzlinger,
REGINA E. HERZLINGER        54, is a director of Cardinal Health, Inc., C.R. Bard,
        1992                Inc., Deere & Company, Manor Care Inc., and Total Renal
                            Care, Inc., and also serves on the board of privately held companies and non-profit organizations, including the
                            Audit Committee of the town of Belmont, Massachusetts.
  Robert F.W. van         Former chairman of the executive board of NV Koninklijke KNP
       Oordt                BT ("KNP BT") (producer of paper, board and packaging
                            products; and distributor of graphic paper, graphic and
  ROBERT F.W. VAN           information systems and office products). Mr. van Oordt,
       OORDT                61, joined Buhrmann-Tetterode N.V. ("BT") in May 1989 as a
        1992                member of the board of managing directors and was
                            appointed president and chief executive officer in January
                            1990. Mr. van Oordt served as chairman of KNP BT's
                            executive board from March 1993, following the merger of
                            KNP, BT and VRG, three leading Dutch-based industrial
                            corporations, until his retirement in April 1996. Mr. van
                            Oordt serves as the chairman of the Supervisory Board of
                            NKF Holding N.V. and is a member of the Supervisory Boards of KNP BT, Greenfield Capital Partners and Rodamco NV. He
                            is a member of the Board of Directors of N.V. Union
                            Miniere S.A. and the Advisory Council of Coopers and
                            Lybrand N.V. He is also a member of the Board of Trustees
                            of the International Bureau of Fiscal Documentation and
                            the international advisory Board of Nijenrode University.
                            He serves as Chairman of the Foundation for Business in
                            the Arts in the Netherlands and is a member of the
                            Conference Board.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

     James Wood           Chairman and co-chief executive officer of The Great
                            Atlantic & Pacific Tea Company, Inc. ("A&P")
     JAMES WOOD             (supermarkets). Mr. Wood, 68, held the office of chairman
        1987                and chief executive officer from 1980 to 1997, when he
                            became chairman and co-chief executive officer. From 1988
                            to 1993 and at other times since 1980, he also served as
                            president of A&P. He is a member of the board of directors of ASARCO Incorporated and the Food Marketing Institute,
                            and a member of the board of governors of World USO.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2000


 David C. Garfield        Former president and director of Ingersoll-Rand Company
                            (machinery and equipment manufacturer). Mr. Garfield, 70,
 DAVID C. GARFIELD          served as vice chairman of Ingersoll-Rand from 1974 to
        1975                1980 and as president from January 1981 until his
                            retirement in June 1986. He is a director of ASARCO
                            Incorporated, an Overseer of the Foundation at New Jersey
                            Institute of Technology, and a governor of the Iowa State
                            University Foundation.
 Robert P. Luciano        Chairman of the Board of the Corporation. Mr. Luciano, 64,
                            joined the Corporation as senior vice president
 ROBERT P. LUCIANO          (administration) in July 1978, was executive vice
        1978                president (pharmaceutical operations) from July 1979 to
                            September 1980, president and chief operating officer to
                            January 1982, and president and chief executive officer
                            until January 1984 when he assumed the additional office
                            of chairman of the board. He was chief executive officer
                            and chairman from January 1986 to December 1995 and he
                            continues as chairman. He is a director of AlliedSignal
                            Inc., C. R. Bard, Inc., and Merrill Lynch & Co., Inc.


 H. Barclay Morley        Former chairman and chief executive officer of Stauffer
                            Chemical Company (producer of chemicals and fertilizers).
 H. BARCLAY MORLEY          Mr. Morley was chief executive officer of Stauffer
        1979                Chemical from 1974 to 1985. He was elected a director of
                            the Corporation in January 1979, resigned in February
                            1985, and then rejoined the Board in February 1987. Mr.
                            Morley, 68, is a director of The Bank of New York Company,
                            Inc.
 Carl E. Mundy, Jr.       Retired general, former commandant of the Marine Corps.
                            General Mundy, 62, entered the Marine Corps in 1953.
 CARL E. MUNDY, JR.         Appointed general officer in 1982, he held senior
        1995                positions of operational command and top-level management
                            prior to appointment as commandant and Joint Chiefs of
                            Staff member in 1991. He led the Marine Corps and served
                            as military adviser to the President and Secretary of
                            Defense from 1991 to 1995. He was elected president and
                            chief executive officer of the worldwide United Services
                            Organization in 1996. He is a director of NationsFunds,
                            chairman of the Marine Corps University Foundation, a
                            member of the boards of advisors to the Navy League and to
                            The Citadel, and a member of the Council on Foreign
                            Relations.
 Patricia F. Russo        Executive vice president, corporate staff operations of
                            Lucent Technologies Inc. (communications). Ms. Russo, 45
 PATRICIA F. RUSSO          assumed her current position in January 1997, having
        1995                served from 1992 to 1996 as president of Lucent's Business
                            Communications Systems unit (formerly a unit of AT&T
                            Corp.). She joined AT&T in 1981, and held various
                            management and executive positions at AT&T. She is a
                            director of Xerox Corporation and New Jersey Manufacturers
                            Insurance Company and a member of The Committee of 200.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has a standing Finance, Compliance and Audit Committee, Executive Compensation and Organization Committee, Nominating and Corporate Governance Committee, and Pension Committee, each consisting exclusively of non-employee directors.

     The members of the Finance, Compliance and Audit Committee are Hans W. Becherer, David C. Garfield, H. Barclay Morley, Richard de J. Osborne, William
A. Schreyer, and Robert F. W. van Oordt. This Committee, which held five meetings in 1997, reviews and recommends to the Board dividend policies and actions; reviews corporate borrowing and investment activities; reviews internal audit activities; recommends to the Board the engagement of independent auditors; reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement; reviews litigation, insurance and risk management activities; and oversees compliance with the Corporation's business conduct policy. The independent auditors meet regularly with the Committee and have unrestricted access to the Committee.

     The members of the Executive Compensation and Organization Committee are Hans W. Becherer, H. Barclay Morley, Richard de J. Osborne, William A. Schreyer, and James Wood. This Committee, responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation, held four meetings during 1997.

     The members of the Nominating and Corporate Governance Committee are Hans
W. Becherer, H. Barclay Morley, William A. Schreyer, and Robert F. W. van Oordt. This Committee held three meetings in 1997. This Committee is responsible for reviewing and making recommendations to the Board with respect to the composition of the Board and the election and re-election of directors. This Committee also assesses periodically the functioning of the Board, and reviews and makes recommendations to the Board concerning director compensation. The Committee will consider shareholder recommendations for directors. Shareholder recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

     The members of the Pension Committee are Regina E. Herzlinger, Donald L. Miller, Carl E. Mundy, Jr., Patricia F. Russo, and James Wood. This Committee, which held three meetings in 1997, has general oversight responsibility for the investment of funds under the employee benefit plans of the Corporation, including establishing investment policies and reviewing the performance of managers and trustees for the plans.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 1997. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee for special assignments. The chairperson of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee director is also credited annually with a $25,000 deferred payment in a Corporation stock equivalency account, which is valued as if invested in the Corporation's Common Shares. Upon termination of service as a director, the value of a director's deferred account is payable in cash, at the director's election, in installments or in a lump sum.

     Non-employee directors also receive an annual award of 1100 Common Shares under the Directors' Stock Award Plan.

LEGAL PROCEEDINGS

     In June 1994 a group of nine chain food stores that operate pharmacies commenced an action against three mail order pharmacies and 16 drug manufacturers in the United States District Court for the Northern District of Illinois. The complaint alleges price discrimination and a conspiracy to restrain trade by jointly refusing to sell prescription drugs at discounted prices to the plaintiffs, who seek treble damages in an unspecified amount and an injunction against the allegedly unlawful conduct. The Corporation is one of the defendants in this action, and A&P is one of the plaintiffs. Mr. Wood, a director, is chairman and co-chief executive officer of A&P. Mr. Wood does not participate in any review or deliberation by the Board of Directors relating to this action.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 1998 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                              NUMBER OF
                            NAME                              SHARES(A)
                            ----                              ---------
Hans W. Becherer............................................     12,600
Rodolfo C. Bryce............................................     97,408(b)
Raul E. Cesan...............................................    427,307(b)
Hugh A. D'Andrade...........................................    477,320(b)
David C. Garfield...........................................     52,065(c)
Regina E. Herzlinger........................................      6,650
Richard Jay Kogan...........................................    728,011(b)
Robert P. Luciano...........................................  1,074,882(b)
Donald L. Miller............................................      1,100
H. Barclay Morley...........................................     21,789
Carl E. Mundy, Jr. .........................................      4,900
Richard de J. Osborne.......................................     27,194
Patricia F. Russo...........................................      4,900
William A. Schreyer.........................................     13,100
Robert F. W. van Oordt......................................      3,000
James Wood..................................................     45,400
All directors and executive officers as a group including
  those above (26)..........................................  4,023,921(b)(c)

---------------

(a) The total for each individual is less than 0.2%, and for the group is less than 0.7%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 1998 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 1998 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Bryce (74,560); Mr. Cesan (327,460); Mr. D'Andrade (383,440); Mr. Kogan (588,800);
    Mr. Luciano (900,800); all directors and executive officers as a group (3,065,200). Also includes certain options transferred by executive officers in accordance with the terms of the Corporation's Stock Incentive Plans.

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Garfield, 8,000 shares; two other executive officers, 7,008 shares.

COMMON SHARE EQUIVALENTS

     The following table sets forth the number of Common Share equivalents credited as of January 31, 1998 to the accounts of the Corporation's non-employee directors under the Corporation's Directors' Deferred Compensation Plan and under its Directors' Deferred Stock Equivalency Program, including dividends credited. Under both, payments are made in cash following termination of service as a director depending on the market value of the Common Shares of the Corporation at that time. For additional information, see "Directors' Compensation" above.

                                                               TOTAL
                                                              -------
Hans W. Becherer............................................    4,560
David C. Garfield...........................................   10,712
Regina E. Herzlinger........................................   13,119
Donald L. Miller............................................      666
H. Barclay Morley...........................................    6,035
Carl E. Mundy, Jr. .........................................    1,618
Richard de J. Osborne.......................................    3,607
Patricia F. Russo...........................................    5,047
William A. Schreyer.........................................   60,581
Robert F. W. van Oordt......................................   18,559
James Wood..................................................   55,416
                                                              -------
Total.......................................................  179,920

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, as of February 12, 1998.

                                                COMMON SHARES
NAME AND ADDRESS                                 BENEFICIALLY       PERCENT
OF BENEFICIAL OWNER                                 OWNED          OF CLASS
-------------------                             -------------      --------
FMR Corp. ...................................   55,246,122(a)        7.55%
82 Devonshire Street
Boston, MA 02109

---------------
(a) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 1998. This number includes 49,754,395 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies; 4,952,027 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts; and 531,100 shares beneficially owned by Fidelity International Limited as a result of its providing investment advisory and management services to various non-U.S. investment companies and certain institutional investors. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., also are listed on the Schedule 13G as beneficially owning the 55,246,122 Common Shares of the Corporation, because they exercise dispositive power over the shares.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer, for the fiscal year ended December 31, 1997 ("Fiscal 1997").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                         -----------------------------
                                                                                    AWARDS
                                         ANNUAL COMPENSATION             -----------------------------
                               ---------------------------------------                      SECURITIES
  NAME AND PRINCIPAL                                    OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING      ALL OTHER
   POSITION IN 1997      YEAR    SALARY      BONUS     COMPENSATION(A)      AWARDS(B)        OPTIONS     COMPENSATION(C)
  ------------------     ----  ----------  ----------  ---------------   ----------------   ----------   ---------------
Robert P. Luciano......  1997  $1,211,400  $1,266,000      $60,005          $4,121,000       176,000        $317,628
Chairman of the Board    1996   1,178,400   1,178,500       69,946           2,905,500       176,000         286,018
                         1995   1,140,700   1,227,500       72,455           3,125,000       176,000         289,072
Richard Jay Kogan......  1997  $  900,000  $1,342,000           --          $4,121,000       176,000        $229,910
President and Chief      1996     900,000   1,080,000           --           2,905,500       152,000         204,445
  Executive Officer      1995     802,500     691,000           --           1,250,000       120,000         195,192
Hugh A. D'Andrade......  1997  $  601,500  $  419,500           --          $  887,600        42,600        $142,992
Vice Chairman and        1996     563,125     376,000           --             894,000        32,000         126,769
  Chief Administrative   1995     537,750     386,500           --             625,000        43,200         127,086
  Officer
Raul E. Cesan..........  1997  $  537,500  $  375,000           --          $  887,600        42,600        $112,069
Executive Vice           1996     475,000     317,000           --             894,000        24,400          97,048
  President              1995     431,250     310,000           --             625,000       315,200(d)       91,954
  Pharmaceuticals
Rodolfo C. Bryce.......  1997  $  418,750  $  263,000           --          $  744,950        35,400        $ 99,437
Executive Vice           1996     387,500     227,000           --             536,400        11,400          99,527
  President              1995     346,250     199,000           --             375,000        16,520          77,171
  HealthCare Products

---------------

(a) Includes non-cash compensation in the amount of $52,505 in 1997, $63,946 in 1996, and $66,455 in 1995 for transportation provided by the Corporation.
(b) In February 1997 restricted stock awards were granted to Mr. Luciano for 104,000 shares, to Mr. Kogan for 104,000 shares, to Mr. D'Andrade for 22,400 shares, to Mr. Cesan for 22,400 shares, and to Mr. Bryce for 18,800 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee
    Report -- Equity-Based Compensation -- Restricted Stock Awards" on page 17. At December 31, 1997, the total number and value of undistributed shares, all of which are vested, for the named executive officers were: Mr. Luciano 230,400 shares ($14,313,600); Mr. Kogan 192,000 shares ($11,928,000); Mr.
    D'Andrade 54,400 shares ($3,379,600); Mr. Cesan 54,400 shares ($3,379,600);
    and Mr. Bryce 118,000 shares ($7,330,750). Shares awarded are distributable in five equal annual installments, except for a special grant to Mr. Bryce in September 1994 of 80,000 shares which will vest and become distributable in September 1999. Cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares.
(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 1997, Mr. Luciano ($181,700 and $135,918); Mr. Kogan ($135,000 and $94,910);
    Mr. D'Andrade ($90,225 and $52,767); Mr. Cesan ($80,625 and $31,444); and
    Mr. Bryce ($62,813 and $36,624); for 1996, Mr. Luciano ($176,760 and
    $109,258); Mr. Kogan ($135,000 and $69,445); Mr. D'Andrade ($84,469 and
    $42,300); Mr. Cesan ($71,250 and $25,798); and Mr. Bryce ($58,125 and
    $41,402); and for 1995, Mr. Luciano ($171,105 and $117,967); Mr. Kogan
    ($120,375 and $74,817); Mr. D'Andrade ($80,663 and $46,423); Mr. Cesan
    ($64,688 and $27,266); and Mr. Bryce ($51,938 and $25,233).
(d) Includes a special grant in December 1995 of 280,000 options which become exercisable in five equal annual installments beginning in December 2000.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Kogan has an agreement which provides for his employment as President and Chief Executive Officer through December 31, 2000 at an annual base salary of not less than $900,000. Mr. Kogan's agreement provides that his employment is automatically extended for successive two-year periods thereafter, but not beyond June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. Luciano has an agreement which provides for his employment until November 1, 1998 as Chairman of the Board and Chairman of the Executive Committee at an annual base salary and annual bonus of not less than his average annual base salary and average annual bonus for the three years ended December 31, 1995. Mr. D'Andrade has an agreement which provides for his employment as Vice Chairman of the Board and Chief Administrative Officer through December 31, 2000 at an annual base salary of not less than $553,500. Mr. D'Andrade's agreement provides that his employment is automatically extended on a yearly basis, but not beyond November 30, 2003, unless either he or the Corporation gives notice to terminate the agreement at least thirty days before its scheduled expiration date. If for any reason other than cause the Corporation elects to terminate the employment of Mr. Kogan or Mr. D'Andrade on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under each agreement described above, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a Change of Control (as defined below), he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the higher of his most recent incentive compensation and profit-sharing awards or the average of such awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a Change of Control, the executive is entitled to a special bonus equal to (i) his annual base salary and (ii) the higher of his most recent incentive compensation and profit-sharing awards or the average of such awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A "Change of Control" is generally defined for purposes of these agreements as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election), and
(iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 13. After retirement, Mr. Kogan and Mr. Luciano will be entitled to an office and certain executive level services, including transportation and security services in Mr. Luciano's case.

     Messrs. Cesan and Bryce have agreements that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If the executive's employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, the executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, and
(ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 1997 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 GRANT DATE
                                                        INDIVIDUAL GRANTS                          VALUE
                                       ----------------------------------------------------   ----------------
                                       NUMBER OF
                                       SECURITIES     % OF TOTAL
                                       UNDERLYING   OPTIONS GRANTED
                                        OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                                   GRANTED(A)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(B)
----                                   ----------   ---------------   --------   ----------   ----------------
Robert P. Luciano....................   176,000           3.9%        $39.625     2/23/07        $2,180,640
Richard Jay Kogan....................   176,000           3.9          39.625     2/23/07         2,180,640
Hugh A. D'Andrade....................    42,600           0.9          39.625     2/23/07           527,814
Raul E. Cesan........................    42,600           0.9          39.625     2/23/07           527,814
Rodolfo C. Bryce.....................    35,400           0.8          39.625     2/23/07           438,606

---------------

(a) Options are for a term of 10 years (or three years following retirement, if shorter) and became exercisable after one year on February 25, 1998. The exercise price of the option is the market value of the Common Shares on the date of grant. Limited stock appreciation rights accompany the options and only become exercisable for a period of 30 days after the occurrence of a Change of Control. Although permitted under the plan, no standard stock appreciation rights were granted in tandem with the options. Options granted to Messrs. Luciano, Kogan, D'Andrade and Cesan are transferable in accordance with the terms of the Corporation's Stock Incentive Plans.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended February 28, 1997 (2.52%); volatility of the Common Shares based on monthly total returns for the three years ended February 28, 1997 (0.21); an annualized risk-free interest rate of 6.25%; and an option term of 10 years. If the named officers should realize the grant date values shown in the table, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date would be approximately $9.0 billion, of which the value of the named officers' options would be 0.06%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options, and does not necessarily represent the fair market value of individual options. Options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                         NUMBER OF SECURITIES                VALUE OF
                                                        UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-
                             SHARES                        OPTIONS AT FY-END        MONEY OPTIONS AT FY-END(A)
                           ACQUIRED ON     VALUE      ---------------------------   ---------------------------
          NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   ----------   -----------   -------------   -----------   -------------
Robert P. Luciano........     80,000     $4,342,496     880,000        256,000(b)   $38,769,474    $ 8,197,496
Richard Jay Kogan........    200,000      7,676,246     512,000        256,000(b)    21,838,988      8,197,496
Hugh A. D'Andrade........    106,000      3,958,431     336,360        122,600       15,944,863      5,195,996
Raul E. Cesan............          0              0     280,380        346,600       13,710,485     11,329,749
Rodolfo C. Bryce.........     40,520        900,466      35,400        267,400        1,652,737     11,487,499

---------------

(a) Based on the closing price of Common Shares on the New York Stock Exchange on December 31, 1997 of $62.125.

(b) Includes 176,000 unexercisable options transferred in accordance with the terms of the Corporation's Stock Incentive Plans.

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

       HIGHEST AVERAGE ANNUAL                            APPROXIMATE ANNUAL BENEFIT
     COMPENSATION FOR ANY PERIOD       --------------------------------------------------------------
   OF 60 CONSECUTIVE MONTHS DURING      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
    LAST 120 MONTHS OF EMPLOYMENT      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
-------------------------------------  ----------   ----------   ----------   ----------   ----------
          $ 800,000..................  $  280,000   $  320,000   $  360,000   $  400,000   $  440,000
           1,000,000.................     350,000      400,000      450,000      500,000      550,000
           1,200,000.................     420,000      480,000      540,000      600,000      660,000
           1,600,000.................     560,000      640,000      720,000      800,000      880,000
           2,000,000.................     700,000      800,000      900,000    1,000,000    1,100,000
           2,200,000.................     770,000      880,000      990,000    1,100,000    1,210,000
           2,400,000.................     840,000      960,000    1,080,000    1,200,000    1,320,000
           2,600,000.................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
           2,800,000.................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
           3,000,000.................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under the Corporation's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 10. The credited years of service as of December 31, 1997 for such named individuals are: Mr. Bryce (17 years); Mr. Cesan (20 years); Mr. D'Andrade (16 years); Mr. Kogan (15 years); and Mr. Luciano (19 years).

     Under their employment agreements referred to on page 11, each of Messrs. Kogan and D'Andrade is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. Kogan's or Mr. D'Andrade's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. Kogan or Mr. D'Andrade during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Under his employment agreement referred to on page 11 Mr. Luciano is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If his employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of termination. In the event of Mr. Luciano's death during the term of his employment agreement, his surviving spouse will be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of his death. Retirement benefits provided to Messrs. D'Andrade, Kogan and Luciano under their employment agreements are payable on an annuity basis or on a present value lump sum basis at the election of the executive.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1997

        MEASUREMENT PERIOD           SCHERING-PLOUGH     COMPOSITE PEER
      (FISCAL YEAR COVERED)               CORP.               GROUP           S&P 500 INDEX
1992                                       100                 100                 100
1993                                       111                  92                 110
1994                                       123                 105                 112
1995                                       187                 166                 153
1996                                       226                 214                 187
1997                                       440                 318                 250

     The graph above assumes a $100 investment on December 31, 1992, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Pharmacia & Upjohn, Inc., and Warner-Lambert Company. Pharmacia & Upjohn, Inc. was created by the merger of Pharmacia and The Upjohn Company in November 1995. The graph above assumes that the initial investment in The Upjohn Company common stock was subsequently converted into Pharmacia & Upjohn, Inc. common stock in the merger.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is designed to serve the Corporation's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay for performance program designed to:

     - ensure the Corporation's ability to attract and retain superior executives

     - strongly align the interests of the Corporation's executives with those of its shareholders

     - provide a compensation package that balances individual contributions and overall business results

     The Executive Compensation and Organization Committee (the "Committee") is responsible for setting the Corporation's executive compensation policy. The Committee consists of five directors who are not employees of the Corporation and are not eligible to participate in the Corporation's executive compensation programs.

     In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data for companies which represent direct competitors for executive talent. The data, which is developed by established, independent compensation consultants, includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

TOTAL COMPENSATION

     An executive's total compensation consists of three elements: base salary, an annual incentive bonus, and long-term equity-based compensation (stock options and restricted stock awards).

BASE SALARY

     The Committee assesses a number of factors in fixing the salary of the executive officers (including the five most highly compensated). Those factors typically include: the responsibility of the individual's position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers the unit's financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development) or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers (with the exception of the Chairman), and evaluates compensation levels against levels at the competitor companies. Established and independent compensation consultants are used to confirm that salary levels are within the range of the competitor companies. To ensure that compensation policy for executives officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies. In fixing the salaries of the executive officers for 1997, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific aspect of corporate performance.

ANNUAL INCENTIVE BONUS

     The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make annual cash awards to the executive officers, based on certain financial and non-financial indicators of corporate performance.

     In 1994 the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program provides that the amount of cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula that measures the Corporation's pre-tax earnings, earnings per share growth, and return on equity for the year against corresponding performance goals established by the Committee. The performance goal for pre-tax earnings for any year is the Corporation's income before income taxes for such year as approved by the Committee. The performance goal for earnings per share growth for any year is the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for their corresponding fiscal year. The performance goal for return on equity for any year is the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of such year.

     The Committee has fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each performance goal has been assigned a one-third weighting toward the attainment of the target award. To the extent that earnings per share growth, return on equity and pre-tax earnings are equal to, greater than or less than, the corresponding performance goal, the actual cash incentive bonus award of a covered executive officer may be equal to, greater than or less than, his or her target award. Earnings per share, return on equity and pre-tax earnings are based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items set forth in the executive incentive bonus program and certified by the Corporation's independent auditors. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award determined under the program formula. In no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     In 1997 the Corporation met or exceeded each of the pre-tax earnings, basic earnings per share growth, and return on equity goals. Pre-tax earnings from continuing operations increased by 19%, basic earnings per share from continuing operations grew by 19%, and return on equity equaled 59%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 1997. In accordance with the program formula the cash awards of all of the executive officers were greater than their target awards.

     The amount of cash awards to the executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these officers based principally on the same performance goals used in the executive incentive bonus program, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting, except for one officer whose goals include his business unit's performance. In awarding a bonus to these executive officers, the Committee also considers the non-financial factors reflected in an individual's performance rating. However, those non-financial factors cannot constitute the basis for more than 25% of the target bonus award.

EQUITY-BASED COMPENSATION

     Under the 1992 Stock Incentive Plan, which was approved by shareholders, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term equity based compensation aligns the interest of executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards serves as an inducement for the officers to remain with the Corporation.

     The Committee sets fixed guidelines for the size of stock option grants and restricted stock awards for each executive grade level within the Corporation, other than those of Messrs. Kogan and Luciano, based on the competitive compensation data used to determine salary. Under the guidelines, the Committee grants stock options and restricted stock awards to each executive officer, except Messrs. Kogan and Luciano, in specified amounts based on the officer's executive grade level and individual performance rating. In determining awards of equity-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the equity-based compensation levels at the competitor companies. Average awards to the executive officers during the three years ended December 31, 1997 fell near the high end of the range, principally owing to appreciation in the market price of the Common Shares.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using as a basis for valuation the Black-Scholes methodology. Stock options are awarded with an exercise price equal to the market price at the time of grant, are generally first exercisable after one year and generally are exercisable for a term of ten years. However, the actual value of any options granted will depend entirely on the extent to which the Corporation's Common Shares have appreciated in value at the time the options are exercised.

     RESTRICTED STOCK AWARDS -- In 1993 the Committee adopted the restricted stock award program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program requires that the vesting of any restricted stock award to a covered executive officer be made subject to the attainment of the performance goal for earnings per share growth or return on equity described above under "Annual Incentive Bonus" for the year in which the award is made. The awards are assigned a dollar value based on the share price at the time the award is made. If the Corporation meets either one of the performance goals, the stock award vests and the shares are distributable ratably over five years. The Committee has certified that both of the performance goals were satisfied for 1997.

     The vesting of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHAIRMAN FOR 1997

     In setting the base salaries of Messrs. Kogan and Luciano, the Committee evaluates the same factors which it considers in establishing the salary levels of the executive officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considers the status of Messrs. Kogan and Luciano as the Corporation's most senior officers and the important role they have in achieving overall corporate goals. In granting stock options and restricted stock awards to Messrs. Kogan and Luciano, the Committee sets no fixed guideline, but takes into consideration their total compensation package and competitive compensation data, overall corporate financial performance, their role in attaining those results, and the number of options and stock awards previously granted, although no particular weighting is assigned to any factor.

     Mr. Kogan was awarded a base salary of $900,000 for 1997, which is the same as 1996. The base salary awarded to Mr. Kogan was set at competitive levels, while maximizing tax deductibility of his compensation to the Corporation and establishing an overall compensation structure tied to corporate performance.

     Mr. Kogan is subject to a long-term employment contract. The Committee believes that given Mr. Kogan's record, his status in the industry, and his experience and leadership, his contract significantly benefits the Corporation and the shareholders by securing Mr. Kogan's services for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     In accordance with the executive incentive bonus program formula, Mr. Kogan received a bonus of $1,342,000 for 1997, which was greater than his target award. In 1997, the Committee granted Mr. Kogan 176,000 stock options and a restricted stock award for 104,000 shares, compared with 152,000 options and a restricted stock award for 104,000 shares in 1996 and, when he served as Chief Operating Officer in 1995, 120,000 options and a restricted stock award for 64,000 shares.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). The Committee also recognizes that unanticipated future events, such as a Change of Control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under
Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             Hans W. Becherer
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             William A. Schreyer

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance, Compliance and Audit Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 1998, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver to the Secretary of the Corporation, not less than 30 nor more than 60 days prior to the Annual Meeting (or in the event that less than 40 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, not later than the close of business on the 10th day following such notice or disclosure), a notice with a brief description of the business desired to be brought, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If such procedures are not complied with, the proposed business shall not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The Corporation has retained Kissel-Blake, Inc. to solicit proxies for a fee of $14,500, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      1999 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 1999 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 27, 1998 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Corporation's proxy statement for such meeting.

[SCHERING-PLOUGH LOGO]

SCHERING-PLOUGH CORPORATION
One Giralda Farm
Madison, NJ 07940

                          NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 28, 1998

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 28, 1998, at 2:00 p.m. to:

     1.   Elect five directors for terms of three years;
     2. Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1998; and
     3.   Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 6, 1998 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket and return the proxy card with the "Annual Meeting" box marked. Admission will be on a first-come, first-served basis.

                                        William J. Silbey
                                        Secretary

March 27, 1998


                             DETACH PROXY CARD HERE
                             -                    -
--------------------------------------------------------------------------------


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors

     FOR all nominees
     listed below        /x/

     WITHHOLD AUTHORITY to vote
     for all nominees listed below.     /x/

     *EXCEPTIONS          /x/


     Nominees for 3-year terms: Hugh A. D'Andrade, Richard Jay Kogan, Donald L. Miller, Richard de J. Osborne, William A. Schreyer.
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

     *Exceptions
                 ---------------------------------------------------------------

2. Ratification of Designation of Independent Auditors

     FOR   /x/       AGAINST   /x/       ABSTAIN   /x/

     THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.


          Will attend the Annual Meeting.         /x/

          Address change and/or comments          /x/
          please mark here.


(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)


Dated:                            , 1998
       ---------------------------

----------------------------------------
               SIGNATURE


----------------------------------------
               SIGNATURE


VOTES MUST BE INDICATED (x) IN BLACK OR BLUE INK. /x/


Please sign, date and return the proxy card promptly using the enclosed envelope.

                                ADMISSION TICKET
                          SCHERING-PLOUGH CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 28, 1998 AT 2:00 P.M.
                              GALLOPING HILL ROAD
                             KENILWORTH, NEW JERSEY

-------------------------------------------------------------------------------

                      SCHERING-PLOUGH CORPORATION -- PROXY

                        SOLICITED BY BOARD OF DIRECTORS
                                      FOR
                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 28, 1998

     The undersigned appoints HUGH A. D'ANDRADE, RICHARD JAY KOGAN, AND ROBERT
P. LUCIANO, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 28, 1998, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

     The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENVELOPE PROVIDED. If no direction is given, shares will be voted FOR items 1 and 2. Specific choices may be made on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                             SCHERING-PLOUGH CORPORATION
                                             P.O. BOX 11371
                                             NEW YORK, N.Y. 10203-0371